Exhibit 99.1

UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF FLORIDA

ORLANDO DIVISION

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IN RE PAINCARE HOLDINGS, INC.	:
SECURITIES LITIGATION	:
	:	CASE NO. 6:06-cv-362-OrI-28DAB
This Document relates to:	:
All Actions	:
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MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) contains the essential terms of a settlement (the “Settlement”) between defendants PainCare Holdings, Inc. (“PainCare” or the “Company”), Mark Szporka and Randy Lubinsky (collectively, “Defendants”), and Lead Plaintiff, the Employees’ Retirement System of the Government of the Virgin Islands (“Lead Plaintiff), on behalf of itself and the members of the Class, (as defined in 17 of the Amended Consolidated Class Action Complaint) (collectively, “Plaintiffs”), in the action entitled In re PainCare Holdings, Inc. Securities Litigation, Case No. 6:06-cv-362-Orl-28DAB, pending in the United States District Court for the Middle District of Florida (the “Action”). Plaintiffs and Defendants agree that this MOU is binding and further agree that it does not contain all the terms necessary and appropriate for a complete and final stipulation of settlement, the preparation of which is addressed, infra.

1. For the purposes of settlement only, the parties shall stipulate to the certification of a class pursuant to Fed. R. Civ. P. 23(b)(3), as defined in the Amended Consolidated Class Action Complaint. In the event that a settlement is not finally approved, or that any approval is reversed or vacated on appeal, the parties agree that, unless they subsequently agree to the contrary, the stipulation shall be null and void, without prejudice to Plaintiffs’ right to seek, and Defendants’ right to oppose class certification.

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2. The settlement amount of $2,000,000 in cash in settlement of the claims for damages asserted by Plaintiffs arising from their purchase or acquisition of PainCare securities during the Class Period constitutes an exchange of new value and will be paid into an interest-bearing escrow account (the “Settlement Fund”) maintained by Barrack, Rodos & Bacine (subject to Court oversight) within thirty calendar days of the date hereof or ten calendar days of the preliminary approval of the settlement and form of notice by the Court, whichever is later. All interest thereon shall accrue to the Settlement Fund. In consideration of the payment of cash described here, Plaintiffs agree to dismiss with prejudice all claims in the above-referenced action and to enter full, complete and global releases of all Released Claims (including those set forth in paragraph 3, below) as against Defendants and their Related Parties (including those as defined in paragraph 3, below). Defendants represent and warrant that PainCare is not currently insolvent and the payment of the settlement will not render PainCare insolvent.

3. The parties agree that they will cooperate in good faith to expeditiously prepare and execute a definitive stipulation of settlement (the “Stipulation”) and jointly seek Court approval of the Settlement as soon as practicable. If the settlement is approved by the Court, all Released Claims will be dismissed on the merits with prejudice as to all Plaintiffs and all Plaintiffs will be forever barred from prosecuting any action raising Released Claims against any Defendants or Related Parties. Plaintiffs shall be deemed by operation of the Final Judgment (which shall occur upon all rights of appeal having expired) to have fully, finally and forever released, relinquished and discharged all Released Claims against the Defendants and Related Persons, whether or not such class member executes and delivers a Proof of Claim and Release.

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4. With regard to the Defendants and their Related Parties, Released Claims shall collectively mean all claims, demands, rights, liabilities and causes of action of every nature and description, arising from the laws, rules or regulations of any jurisdiction, including any outside the United States, whether or not concealed or hidden, known or unknown, asserted or that might or could have been asserted in the course of prosecuting the Action or any amendment thereto, regardless of perceived merit or support, by any plaintiff against Defendants and their Related Parties arising out of or relating to the purchase or acquisition of PainCare securities during the Class Period that relate to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act that were or could have been alleged or set forth in the Amended Consolidated Class Action Complaint or the Action.

(a) Related Parties means each of the Defendants, as well as all former, current and future directors, officers, employees, partnerships, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, attorneys, accountants or auditors, advisors, banks or investment banks or bankers, brokers, analysts, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, debtors-in-possession, trustees, assigns, executors, administrators, spouses, heirs, related or affiliated entities, any entity in which any of Defendants and/or any member of any of their immediate families has a controlling interest, any members of their immediate families, or any trust of which any of Defendants is the settlor or which is for the benefit of any of them or member(s) of any of their families.

(b) The releases shall not in any way impair or restrict the rights of the settling parties to enforce the terms of the Settlement.

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(c) The Final Judgment entered in the Action will forever bar all Released Claims against all Defendants and Related Parties and is a condition of such release.

5. All costs of class notice and administration of the Settlement and the attorneys’ fee and expense award shall be paid out of the Settlement Fund. All costs of any kind are the sole responsibility of Plaintiffs, and Defendants shall have no obligation for payment of costs or other fees of any kind. The settlement claims process will be administered by a claims administrator selected by Plaintiffs’ counsel. Defendants will have no involvement in or responsibility for reviewing or challenging claims.

6. The parties and their counsel agree that the amount paid to the Settlement Fund and the other terms of the Settlement were negotiated in good faith and reflect a settlement that was reached voluntarily. The parties and their counsel reserve their right to rebut, in a manner that such party or such party’s counsel determines to be appropriate, any contention made in any public media or forum that the litigation was brought or defended in bad faith or without a reasonable basis. The parties and their counsel agree that they will not assert that any other party or its or his counsel has pursued any claim, contention or defense in bad faith or without a reasonable basis. In addition to the release set forth in Paragraph 3(a) of this MOU, the Stipulation of Settlement will contain mutual releases of all Defendants and Related Parties by Plaintiffs and of Plaintiffs by Defendants encompassing all claims arising from the institution, maintenance or prosecution of, or conduct in or relating to, the litigation, and those releases will be extended to include counsel for all parties and the various insurance carriers, as well as findings of compliance as required by § 21D(c)(l) of the PSLRA. Further, except with respect to motions and hearings necessary to secure complete and final approval of this settlement including a final judgment and dismissal, plaintiffs and their counsel will not make any public

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disclosure or statement concerning the settlement that goes beyond the information contained in the notice to class members; however, this restriction will not apply to the fact of the settlement, the settlement amount or general information concerning the Lead Plaintiff or Plaintiffs’ Counsel or any direct quotations from any order of the Court. Nothing in this agreement shall prevent PainCare from making such disclosures or press releases of this Memorandum of Understanding or the settlement as it may determine in its sole discretion to be required by the securities laws and other law or regulations, or in the interest of shareholders. Nothing in this agreement shall prevent Lead Plaintiff from discussing the settlement in its Board meetings (which may by law be public) or in any official forum or meeting, including responding to direct inquiries about the settlement that it is required to address.

7. Any attorneys’ fees and costs awarded to Plaintiffs’ counsel by the Court (the “Award”) shall be paid to Plaintiffs’ counsel out of the Settlement Fund immediately upon Award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal there from, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs’ counsels’ joint and several obligation to make appropriate refunds or repayments to the Settlement Fund plus interest at the rate paid on the escrow account by the financial institution holding it, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Award is reduced or reversed.

8. If for any reason the Settlement does not become final as defined by the Stipulation, or if the Stipulation is cancelled or terminated, any and all contributions to the Settlement Fund, including accrued interest thereon, net of any costs incurred for notice and administration, shall be returned to the parties who have or shall have made such contributions.

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Such return shall be repaid into an account controlled by PainCare from which PainCare will return the monies plus accrued interest to its insurance carrier.

9. The Settlement is conditioned upon final approval by the Court and a final judgment of dismissal with prejudice of the Action and on the release of all Released Claims.

10. Defendants have advised their insurance carrier of the terms and conditions of the MOU and the insurance carriers have not objected thereto.

11. This MOU may be executed in one or more counterparts, including by signature transmitted by facsimile. Each counterpart when so executed shall be deemed to be an original, and all such counterparts shall constitute the same instrument.

12. This MOU and all negotiations, discussions and proceedings in connection with the MOU, shall not constitute any evidence, or an admission: (a) by any Defendants, or their Related Parties, that any acts of wrongdoing have been committed and shall not be deemed to create any inference that there is any liability on the part of any Defendants or their Related Parties; or (b) by any Plaintiffs or their Related Parties regarding any infirmity with respect to the claims asserted in the Complaint or the merit of any defenses that could have been or were asserted in response thereto. This MOU and all negotiations, discussions and proceedings in connection with the MOU, shall not be admissible in any proceeding except a proceeding to enforce the terms hereof.

13. The Settlement will not become effective, at Defendants’ option, if Class Members constituting more than five percent (5%) of the outstanding securities timely opt out of the Class.

14. The stipulation of settlement shall reflect a recital that the company and the individual defendants continue to deny any wrongdoing.

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15. Upon execution of the MOU, all proceedings in the Action, except as necessary to consummate the settlement for which this MOU provides, shall be stayed, subject to Court approval.

DATED: March 25, 2008	BARRACK, RODOS & BACINE
DANIEL E. BACINE
MARK R. ROSEN
ROBERT A. HOFFMAN

MARK R. ROSEN

3300 Two Commerce Square
2001 Market Street
Philadelphia, PA 19103
215-963-0600
215-963-0838 (fax)

Counsel for Lead Plaintiff the Employees’ Retirement System of the Government of the Virgin Islands and Lead Counsel for the Plaintiff Class

DATED: March 25, 2008	JONES DAY
ERIC LANDAU

/s/ ERIC LANDAU
ERIC LANDAU

3 Park Plaza
Suite 1100
Irvine, CA 92614

Counsel for Defendants PainCare Holdings, Inc., Mark Szporka and Randy Lubinsky

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